                                                                   EXHIBIT 10.16

                     INDUSTRIAL RESEARCH ASSISTANCE PROGRAM
                             CONTRIBUTION AGREEMENT


                                                             Project No.: 330430
THIS AGREEMENT IS MADE IN DUPLICATE -


BETWEEN:                        National Research Council Canada
                                Industrial Research Assistance Program
                                1101-200 Town Centre Court
                                Scarborough, Ontario
                                M1P 4X8


                                (herein called the NRC)

AND:                            HYDROGENICS CORPORATION
                                180 Geary Avenue
                                Toronto, Ontario
                                Canada
                                M6H 2B9

                                (herein called the Firm)


1. This agreement comes into effect on the 1 st. of November 1998 and terminates on the 3 rd. of May, 1999.

2. The NRC agrees to contribute up to a maximum of $39,375 for research and development undertaken by the Firm as described in the attached STATEMENT OF WORK (SW) and in accordance with the attached BASIS OF PAYMENT (BP) and CONDITIONS OF CONTRIBUTION (CC).

3. The Firm agrees to undertake the work described in the STATEMENT OF WORK and understands and accepts all the CONDITIONS OF CONTRIBUTION.

4. This agreement shall become null and void if not signed and returned to NRC within thirty (30) days of the signature date of the authorized officer of the NRC.



National Research Council Canada

[SIG]                                           98/11/17
----------------                        ----------------------------
P.C.M Simmons                            Date

HYDROGENICS CORPORATION

/s/ PIERRE RIVARD                               24 NOV 98
----------------                        ----------------------------
Pierre Rivard                            Date
President

Statement of Work                                                       SW-1


                                                              Project No.:330430


Project Title

Development Of An Advanced, Modular Client / Server Fuel Cell Automated Test Station Mainframe and Satellite

Objective(s)

- A new means of measuring internal resistance of stacks or fuel cells in real-time that can be developed and implemented in this new generation of test benches. Setup time is expected to be reduced from five minutes to five seconds.
- A level of redundancy that can be reasonably and safely achieved between the satellite stations and the mainframe. The aim is for 40% redundancy be reduced between the sateliite stations and the main frame.
- Developing the mainframe/satellite umbilical connection to provide sufficient bandwidth to achieve economical centralization of functions. The goal is accommodate 30 channels per stack for up to six stacks, while still providing safety reponses with a two second acquisition cycle.
- Develop the speed of response to be within safe limits; To determine what speed optimization will be required or is possible. The goal is that all stacks and channels be attended within 3 seconds. i.e., data acquired and safety reponses.



Plan of Work

Start, Nov. 1 st, 1998

1. Conceptual Design-- Mechanical, $19,500 Ends on the Dec 2 nd, Design of process and instrumentation diagram, Sizing of components, materials sourcing. One mech., one elec., one chem. engineer.
2. Conceptual Design-- Electrical, $16,000, Ends Dec. 8 th, Wiring Diagrams and physical layout, Two elec., one mech., engineers.
3. Conceptual Design-- Software, $43,000, Dec 22 nd. Coding and documenting Bridgeview interface, Two elec., one mech., one Chem.engineers.
4. Satellite Module Assembly, $39,000 Ends Jan 29 th. Assembly of piping censors actuators, and wiring. Two elec., one mech., one Chem.engineers.
5. Mainframe Assembly, $18,000 Ends Feb 19 th. Assembly of data actuation box and umbilical code gateway, computer mounted. Two elec., one mech., one Chem.engineers..
6. System Integration, $12,000, Ends March 8 th, Link of assemblies integration of assembly subcomponents, Two elec., one mech., one Chem.engineers..
7. Functional Testing, $7,000, Ends March 26 th Power up pressure and electrical checks, and proofing of design. Two elec., one mech., one Chem.engineers..
8. Final Report/Design Iterations, $3,000, Ends April 16th. Documentation, operating protocol, revisions, Two elec., one mech., one Chem.engineers.

BASIS OF PAYMENT                                                     BP-1

--------------------------------------------------------------------------------

                                                             PROJECT NO.: 330430

(NOTE: THE GOODS AND SERVICES TAX (GST) WILL NOT BE REIMBURSED BY NRC AND THE FIRM MUST DELETE ANY GST COSTS FROM INVOICES PRIOR TO SUBMISSION TO NRC FOR PAYMENT.)

1.0 NRC agrees to reimburse the Firm for work performed on the project as follows:

      - Thirty nine (39%) of actual salary costs (excluding benefits) paid for 4 senior engineers, estimated to be $39,375.(Maximum)

1.1   The Firm agrees to invoice NRC Monthly in arrears for costs incurred.

1.2   The Firm agrees to provide proof of costs incurred with each claim.

1.3 The Firm agrees to provide NRC the reports on the dates outlined below. The Firm acknowledges that failure to comply with these requests will cause the payments of current and subsequent claims to be delayed or stopped.

1.4 NRC may agree to the reallocation of funds between the above payment categories provided that the NRC is advised in advance of the reasons for the proposed changes and that the NRC is in agreement for the need of such changes.

1.5 Any changes to personnel supported by NRC or any changes to their salaries must be discussed and approved by the NRC prior to invoicing.

2.0   Sources of Funding

      NRC-IRAP          $39,375 Maximum (25%)
      Tax Credit        $41,344 Estimated (26%)
      Company           $76,781 Estimated (48%)

           Total        $157,500




      THE FIRM ACKNOWLEDGES THAT ANY OTHER GOVERNMENT FUNDING IS ENTIRELY A MATTER BETWEEN ITSELF AND THE DIFFERENT LEVEL OF GOVERNMENT, AND NRC CANNOT GIVE ANY ASSURANCE ABOUT THE AMOUNT.

3.0   Summary of NRC's Support by Fiscal Year

      1998/99 and 1999/00 (Nov. 01,1998 to May 3, 1999

      98/99 IRAP -      $ 33,075 Max.
      99/00 IRAP -      $ 6,300 Max
      Total             $ 39,375

      CLAIMS FOR ALLOWABLE PROJECT COSTS INCURRED IN A GIVEN FISCAL YEAR (APRIL 1 TO MARCH 31) MUST BE SUBMITTED BY APRIL OF THE FOLLOWING FISCAL YEAR. THE MAXIMUM AMOUNT PER FISCAL YEAR CANNOT BE EXCEEDED WITHOUT PRIOR APPROVAL OF NRC.

4.0   Reports and Meetings Schedule

      Brief monthly progress reports are requested. Final report is due May 3rd, 1999

BASIS OF PAYMENT                                                     BP-2

--------------------------------------------------------------------------------



5.0   Special Conditions

      None

NATIONAL RESEARCH COUNCIL     CONSEIL NATIONAL DE RECHERCHES         CC-1 of 2
CANADA                         CANADA

--------------------------------------------------------------------------------

                           CONDITIONS OF CONTRIBUTION


This Contribution Agreement is conditional upon the Firm's adherence to all conditions set out below. A breach of any of the following conditions, or a submission to NRC of false or misleading information, is grounds for suspension or immediate termination of NRC's financial assistance to the project, in addition to any other action permitted by law. NRC will notify the Firm, in writing, of any such suspension or termination. Failure on the part of NRC to act on any breach does not constitute a waiver of NRC'S right to act on that or any other breach of the following conditions.

1. The Firm must undertake the project as described in the Statement of Work. Any significant change proposed in relation to anything that is written in the Statement of Work or the Basis of Payment, requires an amendment to this agreement signed by both the Firm and NRC.

2. The Firm must submit reports and claims to NRC as specified in the Basis of Payment. Payment of claims is contingent upon receipt of reports.

3. The Firm must notify NRC in writing if it seeks or receives financial assistance for the project from a government at any level, beyond that disclosed in the Firm's proposal for the project. In such cases, NRC reserves the right to reduce the amount of its contribution to the project.

4. The Firm must maintain adequate records of the research conducted for the project and of direct and indirect costs incurred on the project. Upon reasonable written notice by NRC, the Firm must make such records available to authorized representatives of NRC for inspection, auditing, or copying, and must permit authorized representatives of NRC to have access to the Firm's facilities and personnel for the purposes of inspection and interviewing. The Firm must obtain an audit of the project from an external auditor upon the request of NRC. The auditor is required to follow "Instructions for External Auditors" which will be supplied by NRC. This clause 4 remains in effect for two years after the termination of the project.

5. The Firm must maintain data relating to the economic benefits traceable to the project for at least the first five years of their commercial significance to the Firm, and provide NRC with such data upon request.

6 The Firm must demonstrate, to the satisfaction of NRC, acceptable performance of the project, and the capability of continuing the project. The Firm must permit NRC to inspect the facilities used by the Firm in connection with the project, and to discuss the project with IRAP-supported personnel.

7. The Firm must contribute its agreed portion of the total project costs. If the Firm has not contributed its share as agreed in the Basis of Payment, or if the funds were not spent as intended, NRC shall be entitled to claim a refund up to the percentage by which the Firm's contribution has fallen short of the agreed amount.

8. The Firm must make reasonable efforts to protect intellectual property arising from the project. If a patent appears possible but the Firm does not want to apply for it, the Firm must offer to assign ownership of the invention to NRC, without charge. If information arising in the project has commercial utility and is protected by copyright or confidentiality, but will not be used by the Firm, the Firm must discuss with NRC the possibility of transferring it to NRC or to a third party.

NATIONAL RESEARCH COUNCIL     CONSEIL NATIONAL DE RECHERCHES        CC-2 of 2
CANADA                         CANADA

--------------------------------------------------------------------------------

9. The Firm must obtain prior written consent from NRC if, at any time during the project or within five years after the end of the project, the Firm intends:
      (a) to enter into third party agreements that would limit the Firm's control of the results derived from the project,
      (b)    to do part of the project outside Canada,
      (c)    to manufacture using the results of the project outside Canada, or
      (d) to sell, assign, transfer, or otherwise dispose of any rights to intellectual property arising out of the project to any person or organization outside Canada, or to any government other than the Government of Canada.

10. The Firm must indicate in writing, or by a clear label, the confidentiality of any specific information which it wishes to be treated as confidential by NRC. Protection from third-party access to confidential business information supplied to NRC is provided by the federal Access to Information Act.

11. No person will receive a direct benefit from this contract if that person is subject to, and not in compliance with, a Conflict of Interest and Post-Employment Code, either the one for Public Office Holders, for the Public Service, or for NRC Employees. (NOTE: post-employment rules mainly affect persons in the NRC "MG" category, the public service categories "Senior Manager" and above, ministerial staff, and Governor in Council appointees.)

12. The Firm must maintain environmental protection measures in relation to the project that satisfy the requirement of all relevant regulatory bodies. The Firm must comply with protocols that have been established in relation to aspects of the project involving human subjects, animals, and biohazardous material.

13. This agreement terminates immediately if the Firm ceases operations, assigns its rights under this agreement, enters into receivership, or becomes insolvent or bankrupt.

14. The Firm must indemnify NRC in respect of any claim against NRC by a third party resulting directly or indirectly from the project. The Firm must not take action against NRC for failure or delay in performance caused by circumstances beyond NRC's reasonable control, nor for incorrectness of data supplied, advice given, or opinions expressed in relation to the project.

15. Either party may terminate this agreement for any reason, by giving the other party notice in writing. A notice given by NRC must allow at least two months before the termination. The Firm shall have no obligation to NRC to work on the project after notice is given or received, and NRC shall not reimburse costs incurred subsequent to the termination date, nor any costs incurred at a rate greater than the typical rate before the notice was given. Any termination is without prejudice to the rights and obligations of the parties which have accrued before termination, and the obligations to protect intellectual property and submit reports continue.


9 May 1995                                                                 [END]

[NRC-CNRC LETTERHEAD]

                                                                 [NRC-CNRC LOGO]
                                                                 AMENDMENT NO: 1

March 29, 1999




Mr. Pierre Rivard P.Eng.
Hydrogenics Corporation
180 Geary Ave
Toronto, On
Canada M6H 2B9


RDA Contribution Agreement # 330430:

Subject:

Replacement of designated emplyee by two additional persons due to departure of one employee

The above-referenced Contribution Agreement is hereby amended as follows:

In regard to item 1.0, where the present wording is as follows;

"Thirty nine (39%) of actual salary costs (excluding benefits) paid for 4 senior engineers, estimated to be $39,375.(Maximum)";

shall be amended to the following "Thirty nine (39%) of actual salary costs
       (excluding benefits) paid for 4 senior engineers and one scientist, estimated to be $39,375.(Maximum)"

All other terms and conditions remain unchanged.

The amended version of the Contribution Agreement is in effect starting Jan 1, 1999.

Please have a duly authorized officer of your Firm sign both copies of this amendment and return one copy to:


National Research Council Canada
200 Town Centre Court, Suite 1101
Scarborough, Ontario
M1P 4X8 Attn: P. Hendricks


[NRC-CNRC LETTERHEAD]                                            [NRC-CNRC LOGO]

This amendment shall become null and void if not signed and returned to NRC within thirty days of the date of this letter.




National Research Council




[SIG]                                                         March 29/99
-------------------------                               ------------------------
                                                           Date



HYDROGENICS CORPORATiON


/s/ PIERRE RIVARD                                             March 29/99
-------------------------                               ------------------------
Pierre Rivard                                              Date
P.Eng.